Exhibit 10.1

FORM OF

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated as of the ___ day of August 2020, by and between Ondas Holdings Inc., a Nevada corporation (the “Company”), and the undersigned purchaser (the “Buyer”).

RECITALS

A. Subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated thereunder, the Company desires to issue and sell to the Buyer, and the Buyer, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

B. In connection with the offering, the Company, through its wholly-owned subsidiary Ondas Networks, Inc. ("Ondas Networks"), will establish a bank account (the “Account”) in which the Company will hold the Aggregate Purchase Price (as defined below), to be released at the Closing (as defined below) to the Company's (or Ondas Newtorks') regular operating account.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I
RECITALS, SCHEDULES

The foregoing recitals are true and correct and, together with the Exhibits and Schedules referred to hereafter, are incorporated into this Agreement by this reference.

ARTICLE II
DEFINITIONS

For purposes of this Agreement, except as otherwise expressly provided or otherwise defined elsewhere in this Agreement, or unless the context otherwise requires, the capitalized terms in this Agreement shall have the meanings assigned to them in this Article as follows:

2.1 “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

2.2 “Assets” means all of the properties and assets of the Company and its Subsidiaries (as defined below), whether real, personal or mixed, tangible or intangible, wherever located, whether now owned or hereafter acquired.

2.3 “Claims” means any Proceedings, Judgments, Obligations, known threats, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses of any nature or kind.

2.4 “Common Stock” means the Company’s common stock, $0.0001 par value per share.

2.5 “Contract” means any written contract, agreement, order or commitment of any nature whatsoever, including, any sales order, purchase order, lease, sublease, license agreement, services agreement, loan agreement, mortgage, security agreement, guarantee, management contract, employment agreement, consulting agreement, partnership agreement, shareholders agreement, buy-sell agreement, option, warrant, debenture, subscription, call or put.

2.6 “Encumbrance” means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, tax, covenant, restriction, reservation, conditional sale, prior assignment, or any other encumbrance, claim, burden or charge of any nature whatsoever.

2.7 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.8 “GAAP” means generally accepted accounting principles, methods and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board, the SEC or of such other Person as may be approved by a significant segment of the U.S. accounting profession, in each case as of the date or period at issue, and as applied in the U.S. to U.S. companies.

2.9 “Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

2.10 “Judgment” means any final order, writ, injunction, fine, citation, award, decree, or any other judgment of any nature whatsoever of any Governmental Authority.

2.11 “Law” means any provision of any law, statute, ordinance, code, constitution, charter, treaty, rule or regulation of any Governmental Authority applicable to the Company.

2.12 “Material Adverse Effect” means with respect to the event, item or question at issue, that such event, item or question would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement; (ii) a material adverse effect on the results of operations, Assets, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole; or (iii) a material adverse effect on the Company’s or its Subsidiaries’ ability to perform, on a timely basis, its or their respective Obligations under this Agreement.

2.13 “Obligation” means any debt, liability or obligation of any nature whatsoever, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or obligations under executory Contracts.

2.14 “Person” means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

2.15 “Principal Trading Market” shall mean the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Markets, including the OTCQX, OTCQB and Pink Markets, the NYSE Euronext or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

2.16 “Proceeding” means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

2.17 "Purchase Price" means $2.00 per Share.

2.18 “SEC” means the United States Securities and Exchange Commission.

2.19 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.20 “Series A Convertible Preferred Stock” means that series of preferred stock of the Company to be designated by the Company’s board of directors and filed with the Secretary of State of the State of Nevada on the Closing Date with such rights, preferences, privileges, and restrictions as set forth on Exhibit A to this Agreement.

2.21 “Share” or “Shares” means that number of shares of Series A Convertible Preferred Stock set forth below Buyer's signature on the signature page to this Agreement and issuable to the Buyer pursuant to this Agreement.

2.22 “Tax” means (i) any foreign, federal, state or local income, profits, gross receipts, franchise, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, accumulated earnings, personal holding company, unemployment compensation, social security, withholding taxes, payroll taxes, or any other tax of any nature whatsoever, (ii) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, rent, or any other fee or charge of any nature whatsoever, or (iii) any deficiency, interest or penalty imposed with respect to any of the foregoing.

ARTICLE III
INTERPRETATION

In this Agreement, unless the express context otherwise requires: (i) the words “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words “Article” or “Section” refer to the respective Articles and Sections of this Agreement, and references to “Exhibit” or “Schedule” refer to the Exhibits or Schedules annexed hereto; (iii) references to a “party” mean a party to this Agreement and include references to such party’s permitted successors and permitted assigns; (iv) references to a “third party” mean a Person not a party to this Agreement; (v) the terms “dollars” and “$” means U.S. dollars; (vi) wherever the word “include,” “includes,” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation.”

ARTICLE IV
PURCHASE AND SALE

4.1 Sale and Issuance of Shares. Subject to the terms and conditions of this Agreement, the Buyer agrees to purchase, and the Company agrees to sell and issue to the Buyer, the Shares for the aggregate purchase price set forth below Buyer’s signature on the signature page to this Agreement (the “Aggregate Purchase Price”).

4.2 Closing. The purchase, sale, and issuance of the Shares (the “Closing”) shall take place at the offices of Akerman LLP, 350 East Las Olas Boulevard, Fort Lauderdale, Florida 33301, or such other location as the parties shall mutually agree, no later than the second business day following the satisfaction or waiver of the conditions provided in Articles VIII and IX of this Agreement (other than conditions that, by their terms, are intended to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) (the “Closing Date”).

4.3 Form of Payment; Delivery. Payment will be made by the Buyer by wire into the Account using the wiring instructions set forth on Schedule 4.3 to this Agreement. At the Closing, the Aggregate Purchase Price will be released from the Account into the Company’s (or Ondas Networks') regular operating account. The Company will notify the Buyer of such release of the Aggregate Purchase Price and subsequent issuance of the Shares.

ARTICLE V
BUYER'S REPRESENTATIONS AND WARRANTIES

The Buyer represents and warrants to the Company, that:

5.1 Investment Purpose. The Buyer is acquiring the Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representations herein, the Buyer reserves the right to dispose of the Shares at any time in accordance with or pursuant to an effective registration statement covering such Shares or an available exemption under the Securities Act. The Buyer acknowledges that a legend will be placed on the certificates representing the Shares and the shares of Common Stock issuable upon conversion of the Shares in the following form:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. SUCH SHARES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF COUNSEL TO THE ISSUER.

5.2 Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D, as promulgated under the Securities Act and Buyer has completed the Accredited Investor questionnaire attached as Exhibit B to this Agreement.

5.3 Reliance on Exemptions. The Buyer understands that (1) the offering of the Shares have not and will not be registered under the Securities Act, (2) the Shares will be “restricted securities” (as that term is defined under Rule 144(a)(3) of the Securities Act and such Shares may not be resold unless they are registered under the Securities Act or an exemption from registration is available), (3) the Shares are being offered and sold to the Buyer in reliance on specific exemptions from the registration requirements of United States federal and state securities Laws, and (4) the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Shares.

5.4 Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and other information the Buyer deemed material to making an informed investment decision regarding its purchase of the Shares which have been requested by the Buyer. The Buyer acknowledges that Buyer has reviewed the SEC Documents (as defined below), which are available on the SEC’s website (www.sec.gov) at no charge to the Buyer. The Buyer acknowledges that Buyer may retrieve all SEC Documents from such website and the Buyer’s access to such SEC Documents through such website shall constitute delivery of the SEC Documents to the Buyer. The Buyer and Buyer’s advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. The Buyer understands that Buyer’s investment in the Shares involves a high degree of risk. The Buyer is financially sophisticated sufficiently to evaluate the merits and risks of this investment. The Buyer has sought such accounting, legal, and tax advice as Buyer has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. Without limiting the foregoing, the Buyer has carefully considered the potential risks relating to the Company and a purchase of the Shares, including those risks described in the SEC Documents, and Buyer fully understands that the Shares are a speculative investment that involves a high degree of risk of loss of the Buyer’s entire investment.

5.5 No Governmental Review. The Buyer understands that no United States federal or state Governmental Authority has passed on or made any recommendation or endorsement of the Shares, or the fairness or suitability of the investment in the Shares, nor have such Governmental Authorities passed upon or endorsed the merits of the offering of the Shares.

5.6 Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar Laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

5.7 General Solicitation. The Buyer is not purchasing the Shares as a result of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. The Buyer represents that it has a relationship with the Company preceding the offering of the Shares.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth and disclosed in the Company’s disclosure schedules (“Schedules”) attached to this Agreement and made a part hereof or the SEC Documents, the Company and each of its significant subsidiaries (as set forth on Schedule 6.1 of this Agreement) (“Subsidiaries”) each hereby makes the following representations and warranties to the Buyer. The Schedules shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Article VI and certain other sections of this Agreement, and the disclosures in any section or subsection of the Schedules shall qualify other sections and subsections in this Article VI only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

6.1 Organization. The Company and its Subsidiaries are duly organized, validly existing as a corporation or other business entity and are in good standing under the Laws of their respective jurisdictions of organization. The Company and each of its Subsidiaries are duly licensed or qualified as a foreign corporation for transaction of business and in good standing under the Laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect or would reasonably be expected to have a Material Adverse Effect. Schedule 6.1 to this Agreement lists all of the Subsidiaries of the Company as of the date of this Agreement and each Subsidiary’s respective jurisdiction of organization.

6.2 Subsidiaries. The Company owns, directly or indirectly, all of the equity interests of the Subsidiaries free and clear of any lien, charge, security interest, Encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiaries are validly issued and are fully paid, nonassessable and free of preemptive and similar rights. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

6.3 Capitalization. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as of June 30, 2020 is set forth in Schedule 6.3 to this Agreement and such authorized capital stock conforms in all material respects to the description thereof set forth in the SEC Documents. The description of the securities of the Company in the SEC Documents is complete and accurate in all material respects. Except as set forth in the SEC Documents, as of the date referred to therein, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or Obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

6.4 Authorization; Enforceability. The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles.

6.5 No Conflicts. Neither the execution of this Agreement, nor the issuance, offering or sale of the Shares, nor the consummation of any of the transactions contemplated herein and therein, nor the compliance by the Company with the terms and provisions hereof and thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or Encumbrance upon any property or assets of the Company pursuant to the terms of any Contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except (i) such conflicts, breaches or defaults as may have been waived and (ii) such conflicts, breaches and defaults that would not reasonably be expected to have a Material Adverse Effect; nor will such action result (x) in any violation of the provisions of the organizational or governing documents of the Company, or (y) in any violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any Governmental Authority having jurisdiction over the Company other than (for the avoidance of doubt, solely with respect to clause (y)) any violation that would not have a Material Adverse Effect.

6.6 Issuance of Shares. The Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and free from all Encumbrances with respect to the issue thereof, and, assuming the accuracy of the representations and warranties of the Buyer set forth in Article V above, will be issued in compliance with all applicable United States federal and state securities Laws. The issuance by the Company of the shares of Common Stock issuable upon conversion of the Shares is duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and free from all Encumbrances with respect to the issue thereof, and, assuming the accuracy of the representations and warranties of the Buyer set forth in Article V above, will be issued in compliance with all applicable United States federal and state securities Laws. Assuming the accuracy of the representations and warranties of the Buyer set forth in Article V above, the offer and sale by the Company of the Shares is exempt from: (i) the registration and prospectus delivery requirements of the Securities Act; and (ii) the registration and/or qualification provisions of all applicable state and provincial securities and “blue sky” laws. Assuming the accuracy of the representations and warranties of the Buyer set forth in Article V above, the issuance by the Company of the shares of Common Stock issuable upon conversion of the Shares will be exempt from: (i) the registration and prospectus delivery requirements of the Securities Act; and (ii) the registration and/or qualification provisions of all applicable state and provincial securities and “blue sky” laws.

6.7 No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale by the Company of the Shares, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities Laws or Laws of the Financial Industry Regulatory Authority Inc. (“FINRA”) or in connection with the sale of the Shares.

6.8 No Preferential Rights. (i) No Person has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Stock or shares of any other capital stock or other securities of the Company, (ii) no Person has any preemptive rights, resale rights, rights of first refusal, rights of co-sale, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Stock or shares of any other capital stock or other securities of the Company, (iii) no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Common Stock, and (iv) no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act any Common Stock or shares of any other capital stock or other securities of the Company.

6.9 Independent Registered Public Accounting Firm. Rosenberg, Rich, Baker, Berman & Co. (the “Accountant”), who certified the report on the consolidated financial statements of the Company contained in the Form 10-K, are an independent registered public accounting firm within the meaning of the Securities Act and the rules of the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

6.10 Enforceability of Agreements. All agreements between the Company and third parties expressly referenced in the SEC Documents are legal, valid and binding Obligations of the Company enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification provisions of certain agreements may be limited by federal or state securities Laws or public policy considerations in respect thereof.

6.11 No Violation or Default. Neither the Company nor any of its Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries are subject; or (iii) in violation of any Law of any Governmental Authority, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.12 Compliance with Laws. Each of the Company and its Subsidiaries: (A) is and at all times has been in material compliance with all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company or its Subsidiaries (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (B) has not received any written or, to the knowledge of the Company, verbal notice from any other Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (D) has not received written or, to the knowledge of the Company, verbal notice of any Claim, action, suit, Proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or Proceeding; (E) has not received written or, to the knowledge of the Company, verbal notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental Authority is considering such action; (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, Claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, Claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (G) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, “dear healthcare provider” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

6.13 No Material Adverse Effect. Subsequent to the SEC Documents, there has not been (i) any Material Adverse Effect or the occurrence of any development that the Company reasonably expects will result in a Material Adverse Effect, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any Obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any material change in the capital stock or outstanding long-term indebtedness of the Company or any of its Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, other than in each case above in the ordinary course of business or as otherwise disclosed in the SEC Documents.

6.14 SEC Documents; Financial Statements. The Common Stock is registered pursuant to Section 12 of the Exchange Act and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Exchange Act (all of the foregoing filed within the two (2) years preceding the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, excluding the Company’s Registration Statement on Form S-1 (Reg. No. 333-230855) for an abandoned offering previously filed and withdrawn, effective August 1, 2019, being hereinafter referred to as the “SEC Documents”). The Company is current with its filing obligations under the Exchange Act and all SEC Documents have been filed on a timely basis or the Company has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. The Company represents and warrants that true and complete copies of the SEC Documents are available on the SEC’s website (www.sec.gov) at no charge to Buyers, and Buyers acknowledge that each of them may retrieve all SEC Documents from such website and each Buyer’s access to such SEC Documents through such website shall constitute delivery of the SEC Documents to Buyers; provided, however, that if the Buyer is unable to obtain any of such SEC Documents from such website at no charge, as result of such website not being available or any other reason beyond the Buyer’s control, then upon request from such Buyer, the Company shall deliver to such Buyer true and complete copies of such SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable Law (except as such statements have been amended or updated in subsequent filings prior to the date hereof, which amendments or updates are also part of the SEC Documents). As of their respective dates, the financial statements of the Company included in the SEC Documents (“Financial Statements”) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (except as such Financial Statements have been amended or updated in subsequent filings prior to the date hereof, which amendments or updates are also part of the SEC Documents). All of the Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except: (i) as may be otherwise indicated in such Financial Statements or the notes thereto; or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). To the knowledge of the Company and its officers, no other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

6.15 No Litigation. There are no actions, suits or Proceedings by or before any Governmental Authority pending, nor, to the Company’s knowledge, any audits or investigations by or before any Governmental Authority, to which the Company or a Subsidiary is a party or to which any property of the Company or any of its Subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect and, to the Company’s knowledge, no such actions, suits, Proceedings, audits or investigations are threatened by any Governmental Authority or threatened by others; and (i) there are no current or pending audits, investigations, actions, suits or Proceedings by or before any Governmental Authority that are required under the Securities Act to be described in the Disclosure Schedules that are not so described; and (ii) there are no Contracts or other documents that are required under the Securities Act to be filed as exhibits to the SEC Documents that are not so filed.

6.16 Consents and Permits. The Company and its Subsidiaries have made all filings, applications and submissions required by, possesses and is operating in compliance with, all approvals, licenses, certificates, certifications, clearances, consents, grants, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign Governmental Authority necessary for the ownership or lease of their respective properties or to conduct its businesses as described in the SEC Documents (collectively, “Permits”), except for such Permits the failure of which to possess, obtain or make the same would not reasonably be expected to have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Permits, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect; all of the Permits are valid and in full force and effect, except where any invalidity, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any written notice relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course. The Company and each Subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any Subsidiary has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect.

6.17 Regulatory Filings. Neither the Company nor any of its Subsidiaries has failed to file with the applicable Governmental Authority any required filing, declaration, listing, registration, report or submission, except for such failures that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; all such filings, declarations, listings, registrations, reports or submissions were in compliance with Applicable Laws when filed and no deficiencies have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions, except for any deficiencies that, individually or in the aggregate, would not have a Material Adverse Effect.

6.18 Intellectual Property. The Company and its Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as now conducted except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect. (i) There are no rights of third parties to any such Intellectual Property owned by the Company and its Subsidiaries; (ii) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, Proceeding or claim by others challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, Proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, Proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, Proceeding or claim by others that the Company and its Subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others; (vi) to the Company’s knowledge, there is no third-party U.S. patent or published U.S. patent application which contains Claims for which an Interference Proceeding (as defined in 35 U.S.C. § 135) has been commenced against any patent or patent application described in the SEC Documents as being owned by or licensed to the Company; and (vii) the Company and its Subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or such Subsidiary, and all such agreements are in full force and effect, except, in the case of any of clauses (i)-(vii) above, for any such infringement by third parties or any such pending or threatened suit, action, Proceeding or claim as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

6.19 No Material Defaults. Neither the Company nor any of the Subsidiaries has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect. “Annual Report” means the Annual Report on Form 10-K for the fiscal year of the Company ended December 31, 2019 filed by the Company with the SEC.

6.20 Certain Market Activities. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Shares, whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

6.21 Broker/Dealer Relationships. Neither the Company nor any of the Subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

6.22 Taxes. The Company and each of its Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to so file or pay would not have a Material Adverse Effect. No tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had, or would have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state, provincial or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

6.23 Title to Real and Personal Property. The Company and its Subsidiaries have good and marketable title in fee simple to all items of real property owned by them, good and valid title to all personal property described in the SEC Documents as being owned by them that are material to the businesses of the Company or such Subsidiary, in each case free and clear of all liens, Encumbrances and Claims, except those matters that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries or (ii) would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Any real or personal property described in the SEC Documents as being leased by the Company and any of its Subsidiaries is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or any of its Subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. Each of the properties of the Company and its Subsidiaries complies with all applicable Laws (including building and zoning Laws and Laws relating to access to such properties), except if and to the extent disclosed in the SEC Documents or except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries or otherwise have a Material Adverse Effect. None of the Company or its Subsidiaries has received from any Governmental Authorities any notice of any condemnation of, or zoning change affecting, the properties of the Company and its Subsidiaries, and the Company knows of no such condemnation or zoning change which is threatened, except for such that would not reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries or otherwise have a Material Adverse Effect, individually or in the aggregate.

6.24 Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable federal, state, provincial, local and foreign Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the SEC Documents; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.25 Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). No facts or circumstances have come to the Company’s attention that could result in costs or liabilities that could be expected, individually or in the aggregate, to have a Material Adverse Effect.

6.26 Disclosure Controls. The Company and each of its Subsidiaries maintain systems of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (other than as set forth in the SEC Documents). Since the date of the latest audited financial statements of the Company included in the SEC Documents, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the SEC Documents). The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and each of its Subsidiaries is made known to the certifying officers by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date within 90 days prior to the filing date of the Form 10-K (such date, the “Evaluation Date”). Except as disclosed in the Form 10-K, the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date and the disclosure controls and procedures are effective. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Securities Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

6.27 Sarbanes-Oxley. There is and has been no failure on the part of the Company, any Subsidiary of the Company or any of the Company’s or its Subsidiaries’ respective directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the SEC. Each of the principal executive officer and the principal financial officer of each of the Company’s Subsidiaries (or each former principal executive officer of such Subsidiaries and each former principal financial officer of such Subsidiary as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the SEC. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

6.28 Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened which would reasonably be expected to result in a Material Adverse Effect.

6.29 Investment Company Act. Neither the Company nor any of the Subsidiaries is, or will be, either after receipt of payment for the Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in this Agreement, required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940.

6.30 Operations. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, the money laundering Laws of all jurisdictions to which the Company or its Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”); and no action, suit or Proceeding by or before any Governmental Authority involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

6.31 Off-Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company, and/or, to the knowledge of the Company, any of its Affiliates and any unconsolidated entity, including any structural finance, special purpose or limited purpose entity (each, an “Off-Balance Sheet Transaction”) that would reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off-Balance Sheet Transactions described in the SEC’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the SEC Documents which have not been described as required.

6.32 ERISA. To the knowledge of the Company, each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), that is maintained, administered or contributed to by the Company or any of its Affiliates for employees or former employees of the Company and any of its Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including ERISA and the Internal Revenue Code of 1986 (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

6.33 Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the SEC Documents (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that such statement was false or misleading.

6.34 Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in this Agreement will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

6.35 Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and each of its Subsidiaries reasonably believe are adequate for the conduct of their properties and as is customary for companies engaged in similar businesses in similar industries.

6.36 No Improper Practices. (i) Neither the Company nor the Subsidiaries, nor any director, officer, or employee of the Company or any Subsidiary or, to the Company’s knowledge, any agent, Affiliate or other person acting on behalf of the Company or any Subsidiary has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of applicable Law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any applicable Law or of the character required to be disclosed in the SEC Documents; (ii) no relationship, direct or indirect, exists between or among the Company or any Subsidiary or, to the Company’s knowledge, any Affiliate of any of them, on the one hand, and the directors, officers and stockholders of the Company or any Subsidiary, on the other hand, that is required by the Securities Act to be described in the SEC Documents that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or any Subsidiary or any Affiliate of them, on the one hand, and the directors, officers, or stockholders of the Company or any Subsidiary, on the other hand, that is required by the rules of FINRA to be described in the SEC Documents that is not so described; (iv) except as described in the SEC Documents, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them; and (v) the Company has not offered, or caused any placement agent to offer, Common Stock to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or any Subsidiary to alter the customer’s or supplier’s level or type of business with the Company or any Subsidiary or (B) a trade journalist or publication to write or publish favorable information about the Company or any Subsidiary or any of their respective products or services, and, (vi) neither the Company nor any Subsidiary nor any director, officer, employee, or, to the Company’s knowledge, agent, Affiliate or other person acting on behalf of the Company, or any Subsidiary has (A) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, or any other applicable anti-bribery or anti-corruption Law (collectively, “Anti-Corruption Laws”), (B) promised, offered, provided, attempted to provide or authorized the provision of anything of value, directly or indirectly, to any person for the purpose of obtaining or retaining business, influencing any act or decision of the recipient or securing any improper advantage, or (C) made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any Anti-Corruption Laws.

6.37 Sanctions.

(a) The Company represents that, neither the Company nor any of its Subsidiaries (collectively, the “Entity”) or any director, officer, employee, agent, Affiliate or representative of the Entity, is a government, individual, or entity (in this paragraph, “Person”) that is, or is owned or controlled by a Person that is:

(i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authorities, including designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List (as amended, collectively, “Sanctions”), nor

(ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including Cuba, Iran, North Korea, Sudan, Syria and the Crimea Region of the Ukraine) (each a “Sanctioned Country”).

(b) The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country; or

(ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(c) The Entity represents and covenants that, except as detailed in the SEC Documents, for the past 5 years, it has not knowingly engaged in, is not now knowingly engaging in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or is or was a Sanctioned Country.

6.38 Related-Party Transactions. Except as set forth on Schedule 6.38, there are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the SEC Documents that have not been described as required.

6.39 Dividend Restrictions. No subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

6.40 2018 Merger. The Company was party to a merger by and among the Company (formerly known as Zev Ventures Incorporated), Ondas Networks Inc. (the “OpCo”) and Zev Merger Sub, Inc. pursuant to an Agreement and Plan of Merger and Reorganization dated September 18, 2018 (the “Merger Agreement”) and is, as a result of the transactions contemplated by the Merger Agreement, the sole owner of OpCo. The Merger Agreement is publicly available as Exhibit 2.1 to the Company’s Form 8-K dated September 28, 2018. The Merger Agreement is a valid and legally binding obligation of the Company and each other party thereto, enforceable against it and such other parties in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. There has been no material breach of any of the terms and conditions of the Merger Agreement by the Company or any of the other parties thereto as of the Effective Date.

6.41 Acknowledgment Regarding Buyers’ Purchase of the Units. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Buyer or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer’s purchase of the Shares. The Company further represents to each Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

6.42 Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12 of the Exchange Act, and the Company has taken no action designed to, or which to the best of its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the SEC is contemplating terminating such registration.

6.43 Bad Actor. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii—iv) or (d)(3), is applicable. As used in this Section 6.43, the term “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

6.44 Brokers. Neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except with respect to or pursuant to this Agreement and as set forth on Schedule 6.44 to this Agreement.

6.45 SEC Documents; Financial Statements. The Common Stock is registered pursuant to Section 12 of the Exchange Act and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Exchange Act (all of the foregoing filed within the two (2) years preceding the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, excluding the Company’s Registration Statement on Form S-1 (Reg. No. 333-230855) for an abandoned offering previously filed and withdrawn, effective August 1, 2019, being hereinafter referred to as the “SEC Documents”).

ARTICLE VII
COVENANTS

7.1 Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Articles VIII and IX of this Agreement.

7.2 Form D. If required by applicable Law, the Company agrees to file a Form D with respect to the Shares as required under Regulation D of the Securities Act. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Shares for sale to the Buyer at Closing pursuant to this Agreement under applicable securities or “Blue Sky” Laws of the states of the United States.

7.3 Affirmative Covenants.

(a) Reporting Status; Listing. Until the earlier of three (3) years from the date hereof or when the shares of Common Stock underlying the Shares are no longer registered in the names of the Buyer on the books and records of the Company, the Company shall: (i) file in a timely manner all reports required to be filed under the Securities Act, the Exchange Act or any securities Laws and regulations thereof applicable to the Company of any state of the United States, or by the rules and regulations of the Principal Trading Market, and, if not otherwise publicly available, to provide a copy thereof to a Buyer upon request; (ii) not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination unless in connection with a Sale Event (as defined below); (iii) if required by the rules and regulations of the Principal Trading Market, promptly secure the listing of any of the shares of Common Stock underlying the Shares upon the Principal Trading Market (subject to official notice of issuance) and, take all reasonable action under its control to maintain the continued listing, quotation and trading of its Common Stock on the Principal Trading Market, and the Company shall comply in all respects with the Company’s reporting, filing and other Obligations under the bylaws or rules of the Principal Trading Market, FINRA, and such other Governmental Authorities, as applicable.

(b) Rule 144. With a view to making available to each Buyer the benefits of Rule 144 under the Securities Act (“Rule 144”), or any similar rule or regulation of the SEC that may at any time permit Buyers to sell any of the shares of Common Stock underlying the Shares to the public without registration, the Company represents and warrants that: (i) the Company is, and has been for a period of at least ninety (90) days immediately preceding the date hereof, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (ii) the Company has filed all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, during the twelve (12) months preceding the Closing Date (or for such shorter period that the Company was required to file such reports); (iii) the Company is not an issuer defined as a “Shell Company” (as hereinafter defined); and (iv) if the Company has, at any time, been an issuer defined as a Shell Company, the Company has: (A) not been an issuer defined as a Shell Company for at least six (6) months prior to the Closing Date; and (B) has satisfied the requirements of Rule 144(i) (including, without limitation, the proper filing of “Form 10 information” at least six (6) months prior to the Closing Date). For the purposes hereof, the term “Shell Company” shall mean an issuer that meets the description set forth under Rule 144(i)(1)(i). In addition, until the earliest of (x) three (3) years from the date hereof, (y) when the Shares or the Shares of Common Stock underlying the Shares no longer bear a restrictive legend, the Company shall, at its sole expense, and (z) the sale of all or substantially all the assets of the Company; any merger, consolidation or acquisition involving the Company with, by or into another corporation, entity or person; or any change in the ownership of more than fifty percent (50%) of the voting capital stock of the Company in one or more related transactions (such transactions described in this clause (z), a “Sale Event”),

(i) make, keep and ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144, is publicly available.

(ii) furnish to each Buyer, promptly upon reasonable request: (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act; and (B) such other information as may be reasonably requested by each Buyer to permit each Buyer to sell any of the shares of Common Stock underlying the Shares pursuant to Rule 144 without limitation or restriction; and

(iii) promptly at the request of each Buyer, upon the Buyer’s providing customary supporting documentation, give the Company’s transfer agent instructions to the effect that, upon the transfer agent’s receipt from the Buyer of a certificate (a “Rule 144 Certificate”) certifying that such Buyer’s holding period (as determined in accordance with the provisions of Rule 144) for any portion of the share of Common Stock underlying the Shares which such Buyer proposes to sell (the “Shares Being Sold”) is not less than six (6) months and such sale otherwise complies with the requirements of Rule 144, and receipt by the transfer agent of the “Rule 144 Opinion” (as hereinafter defined) from the Company or its counsel (or from such Buyer and its counsel as permitted below), the transfer agent is to effect the transfer of the Shares Being Sold and issue to such Buyer or transferee(s) thereof one or more stock certificates representing the transferred Shares Being Sold without any restrictive legend and without recording any restrictions on the transferability of such Shares Being Sold on the transfer agent’s books and records or, at the Buyer’s option, the Shares Being Sold shall be transmitted by the transfer agent to the Buyer by crediting the account of the Buyer’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system if the transfer agent is then a participant in such system. In this regard, upon each Buyer’s request, the Company shall have an affirmative obligation at its expense to cause its counsel to promptly issue to the transfer agent a legal opinion providing that, based on the Rule 144 Certificate, the Shares Being Sold were or may be sold, as applicable, pursuant to the provisions of Rule 144, even in the absence of an effective registration statement (the “Rule 144 Opinion”). If the transfer agent requires any additional documentation in connection with any proposed transfer by the Buyer of any Shares Being Sold, the Company shall promptly deliver or cause to be delivered to the transfer agent or to any other Person, all such additional documentation as may be necessary to effectuate the transfer of the Shares Being Sold and the issuance of an unlegended certificate to any transferee thereof, all at the Company’s expense.

7.4 Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares for product and market development, working capital, and general corporate purposes and the payment of the fees and expenses of this offering.

7.5 Fees and Expenses. The Company agrees to pay to each Buyer (or any designee or agent of the Buyer), upon demand, or to otherwise be responsible for the payment of, any and all costs, fees, charges and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Buyer, and of any experts and agents, which the Buyer may incur or which may otherwise be due and payable in connection with: (i) any documentary stamp taxes, intangibles taxes, recording fees, filing fees, or other similar taxes, fees or charges imposed by or due to any Governmental Authority in connection with this Agreement; (ii) the exercise or enforcement of any of the rights of the Buyer under this Agreement; or (iii) the failure by the Company to perform or observe any of the provisions of this Agreement. The provisions of this Subsection shall survive the termination of this Agreement.

7.6 Public Disclosure of Buyers. The Company shall not publicly disclose the name of the Buyer, or include the name of the Buyer in any filing with the SEC or any regulatory agency or Principal Trading Market, without the prior written consent of such Buyer except: (a) as required by federal securities law or (b) to the extent such disclosure is required by Law or Principal Trading Market regulations, in which case the Company shall provide Buyers with prior written notice of such disclosure permitted under this clause (b).

ARTICLE VIII
CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS TO SELL

The obligation of the Company hereunder to issue and sell the Shares to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

8.1 The Buyer shall have executed this Agreement, and delivered it to the Company.

8.2 The Buyer shall have executed the Accredited Investor questionnaire attached as Exhibit B to this Agreement.

8.3 The Buyer shall have paid the Aggregate Purchase Price to the Company, which payment may be made by the release of the Aggregate Purchase Price from the Account into the Company’s (or Ondas Networks') regular operating account.

8.4 The Buyer’s representations and warranties shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the applicable Closing Date.

8.5 The Company shall have obtained all governmental, regulatory or third party consents and approvals necessary for the sale of the Shares.

8.6 No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

8.7 Since the date of execution of this Agreement, no event or series of events shall have occurred that resulted, or could reasonably be expected to result, in a Material Adverse Effect.

8.8 Trading in the Common Stock shall not have been suspended by the SEC or any Principal Trading Market (except for any suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement.

ARTICLE IX
CONDITIONS PRECEDENT TO A BUYER’S OBLIGATIONS TO PURCHASE

The obligation of the Buyer hereunder to purchase the Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions (in addition to any other conditions precedent elsewhere in this Agreement), provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

9.1 The Company shall have executed and delivered this Agreement and delivered the same to the Buyer.

9.2 The Company shall have designated the Series A Convertible Preferred Stock substantially as set forth on Exhibit A to this Agreement.

9.3 The representations and warranties of the Company and each of the Subsidiaries shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article VI above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company and each of the Subsidiaries shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company and the Subsidiaries at or prior to the Closing Date.

9.4 No event shall have occurred which could reasonably be expected to have a Material Adverse Effect.

ARTICLE X
TERMINATION

10.1 Termination. This Agreement may be terminated prior to Closing by written agreement of the Buyer and the Company, as shall terminate without further action by either party if Closing does not occur before August 31, 2020.

10.2 Consequences of Termination. No termination of this Agreement shall release any party from any liability for breach by such party of the terms and provisions of this Agreement.

ARTICLE XI
MISCELLANEOUS

11.1 Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Company:	Ondas Holdings Inc.

165 Gibraltar Court

Sunnyvale, CA 94089

Attention: Chief Executive Officer

With a copy to:	Akerman LLP

350 East Las Olas Boulevard, Suite 1600

Fort Lauderdale, FL 33301

Attention: Christina C. Russo; Michael Francis

If to the Buyer:	To the Buyer based on the information set forth in on the signature page to this Agreement attached hereto unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., New York time, on a business day. Any notice hand delivered after 5:00 p.m., New York time, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

11.2 Entire Agreement. This Agreement, including the Schedules attached hereto and the documents delivered pursuant hereto, set forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as contained herein; provided, however, except as explicitly stated herein, nothing contained in this Agreement shall (or shall be deemed to) (i) have any effect on any agreements the Buyer has entered into with, or any instruments the Buyer has received from, the Company prior to the date hereof with respect to any prior investment made by the Buyer in the Company or (ii) waive, alter, modify or amend in any respect any Obligations of the Company, or any rights of or benefits to the Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and the Buyer, or any instruments the Buyer received from the Company prior to the date hereof, and all such agreements and instruments shall continue in full force and effect.

11.3 Successors and Assigns. This Agreement, and any and all rights, duties and Obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Company without the prior written consent of the Buyer. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

11.4 Binding Effect. This Agreement shall be binding upon the parties hereto, their respective successors and permitted assigns.

11.5 Amendment. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyer.

11.6 Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

11.7 Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. A digital reproduction, portable document format (“.pdf”) or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by electronic signature (including signature via DocuSign or similar services), electronic mail or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.

11.8 Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

11.9 Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting Clark County, Nevada, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or Proceeding is brought in an inconvenient forum or that the venue of such suit, action or Proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Agreement. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Buyer, to realize on any collateral or any other security for such obligations, or to enforce a Judgment or other court ruling in favor of the Buyer. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11.10 Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

11.11 Survival. The representations and warranties contained herein shall survive the Closing.

11.12 Joint Preparation. The preparation of this Agreement has been a joint effort of the parties and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

11.13 Severability. If any one of the provisions contained in this Agreement, for any reason, shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall remain in full force and effect and be construed as if the invalid, illegal or unenforceable provision had never been contained herein.

11.14 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

11.15 WAIVER OF JURY TRIAL. THE BUYER AND THE COMPANY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE BUYER AND THE COMPANY ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BUYER TO PURCHASE THE SHARES.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

“COMPANY”
ONDAS HOLDINGS INC.,
a Nevada corporation

By:
Eric Brock,
Chief Executive Officer

“BUYER”

Signature:

Name:

ADDRESS (Primary Residence):

Phone:

Email:

SSN:

Aggregate Purchase Price for Buyer’s Shares: $________

Aggregate Number of Shares: _________

Signature Page to Securities Purchase Agreement

Exhibit A

Rights, Preferences, Privileges, Restrictions of Series A Convertible Preferred Stock

(1) Dividend Provisions: The Series A Convertible Preferred Stock, (x) accrues a non-cumulative as, when, and if declared dividend at a rate of five percent (5%) per annum to be paid in kind upon conversion of the Series A Convertible Preferred Stock and (y) participates in any dividend paid on the Common Stock on an as-if-converted basis. The participation rights in clause (y) do not apply to repurchases of stock from service providers at or below cost upon termination of employment or engagement; to acquisitions of Common Stock by the Company pursuant to its exercise of a right of first refusal to repurchase shares; to distributions in connection with a Liquidation Event (as defined below); or to repurchases approved by the Company’s Board of Directors.

(2) Liquidation Preference: In the event of any liquidation, dissolution or winding up of the Company (a “Liquidation Event”), the Series A Convertible Preferred Stock will be entitled, in preference to the Common Stock, to an amount equal to the Purchase Price per share plus all declared but unpaid dividends. To the extent that the assets of the Company are insufficient to pay the holders of the Series A Convertible Preferred Stock in full, the proceeds of any Liquidation Event shall be distributed ratably among the holders of the Series A Convertible Preferred Stock on a pro rata basis.

A merger, sale of substantially all assets, reorganization or other transaction to which the Company is a party in which control of the Company is transferred will be treated as a “Liquidation Event,” provided that in connection therewith, the Series A Convertible Preferred Stock will be entitled to the greater of the amount of liquidation proceeds described in the preceding paragraph or the proceeds that would be payable with respect to the shares of Common Stock into which the Series A Convertible Preferred Stock is then convertible.

No transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or any combination thereof shall be considered a Liquidation Event.

(3) Conversion: The Series A Convertible Preferred Stock will be convertible at a holder’s election any time beginning six months from the date of closing of a definitive agreement regarding the Offering into shares of Common Stock of the Company at an initial conversion price equal to the Purchase Price so that, initially, each share of Series A Convertible Preferred Stock shall be convertible into one (1) share of Common Stock. The conversion price will be subject to adjustment as provided in paragraphs (5) and (6) below.

(4) Mandatory Conversion: The Series A Convertible Preferred Stock will be automatically converted into Common Stock, at the then applicable conversion price, in the event of an equity offering of shares of Common Stock resulting in the Company uplisting to any of the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the NYSE Euronext, or the New York Stock Exchange, (provided that if the per share offering price in such offering is less than the then applicable conversion price for the Series A Convertible Preferred Stock, the Series A Convertible Preferred Stock will automatically convert based on the offering price in such offering).

Exhibit A-1

(5) Anti-dilution Provisions: In the event of any stock split, stock dividend, or stock combination, the number of shares deliverable and the conversion price of the Series A Convertible Preferred Stock will be appropriately adjusted.

(6) Additional Anti-dilution Provisions: In the event a Mandatory Conversion is triggered, if the offering price on the date such Mandatory Conversion is triggered is less than a 25% premium to the Purchase Price, the Company will issue additional shares of Common Stock for each outstanding Share of Series A Convertible Preferred Stock to ensure the effective conversion price equals a 25% discount to the Purchase Price.

(7) Voting Rights: Consent of the holders of at least a majority of the then outstanding Series A Convertible Preferred Stock will be required for (i) the creation of, or increase in the authorized amount of, any new class or series of stock or any other securities convertible into equity securities of the Company ranking on a parity with or senior to the Series A Convertible Preferred Stock, (ii) any redemption, repurchase, payment or declaration of dividends or other distributions with respect to Common Stock or the Series A Convertible Preferred Stock (subject to the exceptions in the second sentence under “Dividend Provisions” above); or (iii) any Liquidation Event (or transaction that is treated as a Liquidation Event as described above) pursuant to which the holders of the Series A Convertible Preferred Stock are not entitled to receive cash or securities traded on a national securities exchange in the United States in an amount not less than the applicable original issue price plus declared and unpaid dividends. Consent of the holders of at least a majority of the then outstanding Series A Convertible Preferred Stock will also be required for (x) any increase or decrease in the authorized number of shares of Series A Convertible Preferred Stock or (y) any change to the powers, preferences or special rights of the Series A Convertible Preferred Stock so as to affect them adversely. Other than as expressly set forth above, the Series A Convertible Preferred Stock has no voting rights.

(8) Resale Restrictions: For a period of one year from the date of a definitive agreement with respect to the Offering, if the Company undertakes an underwritten public equity offering, the holders of Series A Convertible Preferred Stock will enter into a lock-up agreement with respect to the sale of the Series A Convertible Preferred Stock and the Common Stock underlying such Series A Convertible Preferred Stock as may be reasonably requested by the Company or the Company’s underwriter for such public offering.

Exhibit A-2

Exhibit B

ACCREDITED INVESTOR STATUS

IN CONNECTION WITH A PROPOSED ISSUANCE OF SERIES A CONVERTIBLE PREFERRED STOCK (THE “SHARES”) , PLEASE INDICATE IF YOU QUALIFY AS AN "ACCREDITED INVESTOR" UNDER ONE OR MORE OF THE FOLLOWING (please check all that apply):

☐	Any individual whose net worth, or joint net worth with that person’s spouse, at the time of his or her purchase of the Shares, exceeds US$1,000,000. For purposes of calculating net worth under this section, (i) the person's primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of the Shares, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of the Shares shall be included as a liability.

☐	Any individual who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and reasonably expects to reach the same income level in the current year.

☐	Any director, executive officer or general partner of Buyer, or a director, executive officer or general partner of a general partner of Buyer. For purposes of this section, “executive officer” means the president; any vice president in charge of a principal business unit, division or function, such as sales, administration or finance; or any other person or persons who perform(s) similar policymaking functions for Buyer.

☐	Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

☐	Any trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act of 1933, as amended.

☐	Any bank, as defined in Section 3(a)(2) of the Securities Act of 1933, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act of 1933, whether acting in its individual or fiduciary capacity

☐	Any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

Exhibit B-1

☐	Any insurance company as defined in Section 2(a)(13) of the Securities Act of 1933.

☐	Any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of such Act.

☐	Any Small Business Investment Company licensed by the U. S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

☐	Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), and either the decision to acquire the Shares has been made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment advisor, or the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, investment decisions are made solely by persons who are accredited investors.
☐	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐	Any entity in which all of the equity owners are Accredited Investors, as described above. Type of entity:

1.	2.
3.	4.

By signing below, the Buyer confirms that the information in this Investor Questionnaire is true, correct and complete.

Name of Buyer
By:
Signature

Title:
(if any)

Date: ______________, 2020

Exhibit B-2

Schedule 4.3

Wire Instructions

Bank Name:	Wells Fargo Bank N.A.
Bank Address:	400 Hamilton Avenue
Palo Alto, CA 94301
ABA#:
Account Name:	Ondas Networks Inc.
Account #:

Schedule 4.3-1

Schedule 6.1

Subsidiaries

Ondas Networks Inc., a Delaware corporation

Schedule 6.1-1

Schedule 6.3

Capitalization

The Company is authorized to issue 360,000,000 shares of capital stock, 350,000,000 of which are designated common stock, par value $0.0001, and 10,000,000 shares of which are designated preferred stock, par value $0.0001 per share.

As of June 30, 2020, 59,268,085 shares of Common Stock are issued and outstanding and no shares of Preferred Stock are issued and outstanding. Before closing, the Company's Board of Directors will designate up to 2,500,000 shares of Series A Convertible Preferred Stock substantially in accordance with the terms set forth in the Agreement.

Schedule 6.3-1

Schedule 6.38

Related-Party Transactions

Certain officers and directors of the Company may participate in this offering on the same terms as other Buyers in this offering.

Schedule 6.38-1